UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 4, 2008 (January 3, 2008)

FEI COMPANY

(Exact name of registrant as specified in its charter)

Oregon	000-22780	93-0621989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124

(Address of Principal Executive Offices, including Zip Code)

(503) 726-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On January 3, 2008, FEI Company (the “Company”) gave notice to holders of its outstanding 5.50% Convertible Subordinated Notes due August 15, 2008 (the “Notes”) that it has called the Notes for redemption on January 24, 2008. The Notes were issued pursuant to an Indenture (the “Indenture”), dated as of August 3, 2001, by and between the Company and BNY Western Trust Company, as trustee. The aggregate principal amount of the Notes outstanding is $45.9 million.

The outstanding Notes will be automatically redeemed on January 24, 2008, at a redemption price equal to 100% of the aggregate principal amount plus accrued and unpaid interest up to, but excluding, the redemption date.

The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 9.01	Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit	Description

99.1	Press release, dated January 3, 2008, announcing that FEI Company has called its 5.50% Convertible Subordinated Notes due August 15, 2008.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2008	FEI Company

/s/ Bradley J. Thies
Bradley J. Thies
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K DATED JANUARY 4, 2008

Exhibit	Description

99.1	Press release, dated January 3, 2008, announcing that FEI Company has called its 5.50% Convertible Subordinated Notes due August 15, 2008.